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                                                                    EXHIBIT 23.2

       CONSENT OF KENNAN E. KAEDER, ESQ.
       CONSENT

         I, Kennan E. Kaeder, hereby consent to the use of my opinion dated October 30, 2000 and my name under the caption "Legal Matters" in the SB-2 Registration Statement and Prospectus, and any subsequent amendments thereto, as filed with the Securities and Exchange Commission. of Lionheart.ws, Inc.

/s/Kennan E. Kaeder
-------------------------
Kennan E. Kaeder
Dated: October 30, 2000